                                                                    EXHIBIT 99.1

                         UNITED SECURITY BANCORPORATION
                           PROFIT SHARING 401(k) PLAN

                          INDEPENDENT AUDITOR'S REPORT
                                       and
                              FINANCIAL STATEMENTS

                        DECEMBER 31, 2000, 1999 AND 1998

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CONTENTS
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                                                                           PAGE

INDEPENDENT AUDITOR'S REPORT                                                  1

FINANCIAL STATEMENTS
        Statements of net assets available for benefits                       2
        Statement of changes in net assets available for benefits             3
        Notes to financial statements                                       4-6

SUPPLEMENTAL SCHEDULE
        Schedule of assets held for investment purposes at end of year        7

INDEPENDENT AUDITOR'S REPORT

To the Board of Trustees
United Security Bancorporation
   Profit Sharing 401(k) Plan

We have audited the accompanying statements of net assets available for benefits of the United Security Bancorporation Profit Sharing 401(k) Plan as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                 /s/ Moss Adams LLP

Everett, Washington
July 26, 2001

                                                                               1

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                                                  UNITED SECURITY BANCORPORATION
                                                      PROFIT SHARING 401(k) PLAN
                                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
--------------------------------------------------------------------------------


                                                              DECEMBER 31,
                                                        ------------------------
                                                          2000           1999
                                                        ---------     ----------
ASSETS
  Investments, at fair value
     Mutual funds                                       $1,816,650
     Common stocks                                                    $1,540,155
     U.S. Treasury bonds                                                 344,301
     Money market fund                                                    58,290
                                                        ----------    ----------

                                                         1,816,650     1,942,746
                                                        ----------    ----------


  Receivables
     Dividends and interest                                                9,638
     Participants' contributions                            29,034         9,682
                                                        ----------    ----------

                                                            29,034        19,320
                                                        ----------    ----------

  Cash                                                                     1,903
                                                        ----------    ----------

      Total assets                                       1,845,684     1,963,969

LIABILITIES
  Accounts payable                                                           203
                                                        ----------    ----------

NET ASSETS AVAILABLE FOR BENEFITS                       $1,845,684    $1,963,766
                                                        ==========    ==========


See accompanying notes.
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                                                                               2

                                                                    EXHIBIT 99.1

UNITED SECURITY BANCORPORATION
PROFIT SHARING 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
--------------------------------------------------------------------------------

                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                      --------------------------------------
                                                        2000          1999           1998
                                                      ---------    ----------    -----------
ADDITIONS TO NET ASSETS ATTRIBUTED TO
  Investment income
    Net (depreciation) appreciation in fair value
        of investments                              $  (85,095)  $  (48,445)    $   42,427
    Interest and dividends                              24,343       52,674         20,524
                                                    ----------   ----------     ----------

                                                       (60,752)       4,229         62,951
    Less investment expenses                           (17,526)     (25,200)       (13,058)
                                                    ----------   ----------     ----------

                                                       (78,278)     (20,971)        49,893
                                                    ----------   ----------     ----------

Contributions
    Participants'                                      305,712      238,086        842,554
    Rollovers from qualified plan                          984      207,735
                                                    ----------   ----------     ----------

                                                       306,696      445,821        842,554
                                                    ----------   ----------     ----------

        Totals additions                               228,418      424,850        892,447

DEDUCTIONS FROM NET ASSETS
      ATTRIBUTED TO
    Benefits paid to participants                      346,500      421,026         76,115
                                                    ----------   ----------     ----------


INCREASE (DECREASE) IN NET ASSETS                     (118,082)       3,824        816,332

NET ASSETS AVAILABLE FOR BENEFITS
    Beginning of year                                1,963,766    1,959,942      1,143,650
                                                    ----------   ----------     ----------

    End of year                                     $1,845,684   $1,963,766     $1,959,982
                                                    ==========   ==========     ==========


See accompanying notes.
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                                                                               3

                                                  UNITED SECURITY BANCORPORATION
                                                      PROFIT SHARING 401(k) PLAN
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 1 - Description of the Plan

         The following description of the United Security Bancorporation Profit Sharing 401(k) Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. During March 2001, United Security Bancorporation changed its name to AmericanWest Bancorporation (Note 6).

         General - The Plan is a defined contribution plan sponsored and administered by an outside third party. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan has two features: a profit sharing feature and a salary deferral feature, commonly known as a 401(k) plan.

         Participation and vesting - The Plan generally covers all full-time employees of United Security Bancorporation (Bancorporation) who have completed 1,000 hours of service and who have attained at least 18 years of age. Participants gain 20% vesting of the profit sharing each year after two completed years of service, and become 100% vested after six years of service. All 401(k) employee contributions are immediately 100% vested.

         Contributions - Profit sharing contributions are made from Bancorporation profits at the discretion of the Bancorporation. The 401(k) feature of the Plan allows participants to make contributions, through salary reduction, of 1% to 15% of their gross pay. No Bancorporation contributions were made during 2000, 1999 or 1998.

         Participant accounts - Each participant's account is credited with the participant's contribution and an allocation of (a) the Bancorporation's contribution, (b) Plan earnings, and (c) forfeitures of terminated participants' nonvested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         Payment of benefits - Participants entitled to distributions due to retirement, death, disability, or termination of employment have the option of receiving a lump-sum payment or periodic payments which meet the requirements of the Internal Revenue Code.

         Plan termination - Although it has not expressed any intent to do so, the Bancorporation has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their accounts.





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                                                                               4

UNITED SECURITY BANCORPORATION
PROFIT SHARING 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies

         Basis of accounting - The financial statements of the Plan are prepared under the accrual method of accounting.

         Investment valuation and income recognition - The Plan's investments are stated at fair value based on quoted market prices. Mutual funds are valued at the net asset value of shares held by the plan at year end.

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         Payments of benefits - Benefits are recorded when paid.

         Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

         Risks and uncertainties - The Plan provides for various investment options in combinations of mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.


Note 3 - Tax Status

         The Internal Revenue Service has determined and informed the Company by letter dated January 10, 1997 that the Plan and related trust are designed in accordance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable provisions of the Internal Revenue Code.




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                                                                               5

                                                  UNITED SECURITY BANCORPORATION
                                                      PROFIT SHARING 401(k) PLAN
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 4 - Investments

         Individual investments that represent 5% or more of net assets available for benefits are as follows:

                                                          2000          1999
                                                       ----------    ----------

         AIM Balance Fund A                             $ 112,282
         AIM Basic Value Fund A                         $ 185,988
         American Funds New Economy Fund A              $ 240,479
         American Funds Europacific Growth Fund A       $ 242,151
         AIM Blue Chip Fund A                           $ 273,242
         AIM Aggressive Growth Fund A                   $ 315,512
         AmericanWest Bancorporation common stock                    $ 495,863


         During 2000, 1999 and 1998, the Plan's investments (including gains and losses on investment bought and sold, as well as held during the year) (depreciated) appreciated in value by $(85,095), $(48,448) and $42,427, respectively, as follows:

                                                 YEARS ENDED DECEMBER 31,
                                          --------------------------------------
                                             2000          1999          1998
                                          ----------    ----------    ----------

         Mutual funds                      $ (42,612)
         Common stocks                       (42,483)    $ (24,554)    $  34,832
         U.S. Treasury bonds                               (23,891)        7,595
                                          ----------    ----------    ----------

                                           $ (85,095)    $ (48,445)    $  42,427
                                          ==========    ==========    ==========


Note 5 - Related Party Transactions

         During 2000, 1999 and 1998, the Bancorporation paid and provided certain administrative and accounting fees on behalf of the Plan.

Note 6 - Subsequent Events

         As of March 2, 2001, United Security Bancorporation has changed their name to AmericanWest Bancorporation. The Plan name as adopted by the employer is United Security Bancorporation 401(k) Plan; the Bancorporation is in the process of changing the legal name of the plan to reflect the recent name change to AmericanWest Bancorporation.




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                                                                               6

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                                                           SUPPLEMENTAL SCHEDULE
--------------------------------------------------------------------------------

                                                  UNITED SECURITY BANCORPORATION
                                                      PROFIT SHARING 401(k) PLAN
                                              E.I.N. 91-1259511, PLAN NUMBER 002
                              SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT
                                                                     END OF YEAR
                                                               DECEMBER 31, 2000
--------------------------------------------------------------------------------


                                                (c)
                                           DESCRIPTION OF
                                             INVESTMENT
                                             INCLUDING
                                             MATURITY
                                            DATE, RATE
                   (b)                       OF INTEREST,
            IDENTITY OF ISSUER,              COLLATERAL,                         (e)
             BORROWER LESSOR,                  PAR OR              (d)         CURRENT
 (a)         OR SIMILAR PARTY              MATURITY VALUE         COST          VALUE
-----   --------------------------      --------------------    --------    -------------
        AIM Cash Reserve Shares         Money Market Fund                   $     378,426

        AIM Aggressive Growth
          Fund A                        Mutual fund                               315,512
        AIM Balance Fund A              Mutual fund                               112,282
        AIM Basic Value Fund A          Mutual fund                               185,988
        AIM Blue Chin Fund A            Mutual fund                               273,242
        American Fund New
          Economy Fund A                Mutual fund                               240,479
        American Fund Europacific
          Growth Fund A                 Mutual fund                               242,151
        American Fund Bond
          Fund A                        Mutual fund                                20,769

  *     AmericanWest
          Bancorporation                Common stock                               47,801
                                                                            -------------
         (formerly United
         Security Bancorporation)
                                                                            $   1,816.650
                                                                            =============
  *     A party in interest as defined by ERISA




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